Exhibit 10.4.a

FIRST AMENDMENT

OF THE

FMC TECHNOLOGIES, INC.

INCENTIVE COMPENSATION AND STOCK PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Incentive Compensation and Stock Plan (the “Plan”); and

WHEREAS, the Company now deems necessary and desirable to amend the Plan to clarify participants rights with respect to Restricted Stock;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 17 of the Plan, the Plan is hereby amended effective as of June 14, 2001, as follows:

The text of Section 11.2 Participant Rights is hereby amended to read as follow:

“Subject to the terms of the Plan and the Notice or certificate of Restricted Stock, the participant will not be permitted to vote, sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock until the later of the Vesting Date and the date any applicable Performance Goals are satisfied. Notwithstanding the foregoing, a participant may pledge Restricted Stock as security for a loan to obtain funds to pay the option price for Stock Options. Except as provided in the Plan and the Notice or certificate of the Restricted Stock, the participant will have, with respect to the shares of Restricted Stock, Dividend Equivalent Rights, if so granted.”

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